Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Maurizio Bezzeccheri, Aurelio Bustilho de Oliveira, Domingo Valdés P. and Carlos Sedano T., to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign (i) a Registration Statement or Registration Statements on Form F-3 or any other form that Enel Américas S.A. (the “Company) is then eligible to use, including any additional registration statements which may be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the unallocated shelf registration of securities of the Company, as approved in the resolution adopted by the Board of Directors of the Company, and (ii) a Registration Statement or Registration Statements on Form F-6, relating to the American Depositary Shares representing shares of the Company’s common stock, and any and all amendments (including post-effective amendments), and supplements thereto to be filed by, or on behalf of, the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto each of the said attorneys-in-fact and agents of each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Francisco de Borja Acha B.	Chairman of the Board of Directors	May 29, 2019
Francisco de Borja Acha B.

/s/ Domingo Cruzat A.	Director	May 25, 2019
Domingo Cruzat A.

/s/ Livio Gallo	Director	June 17, 2019
Livio Gallo

/s/ Patricio Gómez S.	Director	May 29, 2019
Patricio Gómez S.

/s/ Hernán Somerville S.	Director	May 29, 2019
Hernán Somerville S.

/s/ José Antonio Vargas L.	Director	May 29, 2019
José Antonio Vargas L.

/s/ Enrico Viale	Director	May 29, 2019
Enrico Viale

/s/ Maurizio Bezzeccheri	Chief Executive Officer (Principal Executive Officer)	June 17, 2019
Maurizio Bezzeccheri

/s/ Aurelio Bustilho de Oliveira	Chief Financial Officer (Principal Executive Officer)	June 17, 2019
Aurelio Bustilho de Oliveira

/s/ Pedro Zúñiga B.	Chief Accounting Officer (Principal Accounting Officer)	June 17, 2019
Pedro Zúñiga B.

Authorized Representative in the U.S. for Enel Américas S.A.

/s/ Donald J. Puglisi		June 17, 2019
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates